Exhibit 16.1

April 12, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Burnam Managment, Inc.

Commission File No. 000-29901

We have read the statements that we understand Burnam Management, Inc. will include in Item 4 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.

We have no basis to disagree with any other statement made in Item 4 of such report.

Sincerely,

/s/ EPSTEIN, WEBER & CONOVER, PLC